SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 1997


                  SUPERIOR ENERGY SERVICES, INC.
      (Exact name of registrant as specified in its charter)


   Delaware                  0-20310                    75-2379388
(State or other      (Commission  File Number)         (IRS Employer
 jurisdiction                                        Identification No.)
of incorporation)

  1503 Engineers Road, Belle Chasse, Louisiana             70037
(Address   of   principal   executive   offices)         (Zip Code)



                          (504) 393-7774
       (Registrant's telephone number, including area code)


                                N/A
  (Former name or former address, if changed since last report.


Item 2:  Acquisition or Disposition of Assets

 On October 3, 1997, pursuant to a Stock Purchase Agreement dated as of September 30, 1997, by and among Superior Energy Services, Inc. ("Superior"), Phillip D. Jaudon and Al J. Shiyou, the sole shareholders of Fastorq, Inc. ("Fastorq"), Superior acquired all of the outstanding common stock of Fastorq for $4,810,000 cash plus notes providing for maximum principal payments of $2,600,00 plus interest, the amount of which is dependent upon Fastorq's financial performance over the next three years.

 Superior is not aware of any material relationships between itself, its affiliates, directors or officers or any associates of its directors or officers with Messrs. Jaudon and Shiyou.

 Fastorq is and will continue to be engaged in the business of providing torque services, which are generally used to help unscrew pipe and other equipment used to support drilling and production operations with minimal thread damage.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

 2.1.Stock Purchase Agreement dated as of September 30, 1997, by and among Superior Energy Services, Inc., Phillip D. Jaudon and Al J. Shiyou. The following attachments are omitted from herein and will be provided to the Commission upon request:
     Form of Promissory Note, Form of Employment Agreement and Form of Disclosure Schedule.


                          SIGNATURES

 Pursuant to the requirements  of   the  Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SUPERIOR ENERGY SERVICES, INC.



                             By:  /s/  Robert S. Taylor
                                  ---------------------
                                    Robert S. Taylor
                                 Chief Financial Officer
                               and duly authorized officer

Dated:  October 17, 1997